Board of Trustees
Invesco PowerShares
PowerShares Exchange-Traded Fund Trust II
c/o Ms. Sheri Morris
301 West Roosevelt Road
Wheaton, IL  60187


Dear Trustees:

We are providing this letter to you for inclusion as an exhibit to your Form N-SAR filing pursuant to Item 77L.

We have audited the financial statements incorporated by reference in the PowerShares Exchange-Traded Fund Trust II, as listed in Appendix A, (hereinafter referred to as the "Funds") Annual Report on Form N-CSR for the year ended October 31, 2012 and issued our report thereon dated December 21, 2012. The respective Note referenced in Appendix A to the financial statements describes the change in Funds' utilization of book equalization. The Funds previously utilized equalization to keep the continuing shareholder's per Share equity in undistributed net investment income from being affected by the continuous sales and redemptions of capital Shares. The Funds have changed their accounting policy to eliminate the utilization of equalization for financial reporting purposes. It should be understood that the preferability of one acceptable method of accounting over another for utilization of book equalization has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management's determination that this change in accounting principle is preferable. Based on our reading of management's stated reasons and justification for this change in accounting principle in the respective
Note in Appendix A to the Financial Statements, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Funds' circumstances, the adoption of a preferable accounting principle in conformity with Accounting Standards Codification 250, Accounting Changes and Error Corrections.



Very truly yours,



/s/PricewaterhouseCoopers LLP
Chicago, IL
December 21, 2012
















Board of Trustees
Invesco PowerShares
PowerShares Exchange-Traded Fund Trust II
December 21, 2012


Appendix A


Fund                                           Note
PowerShares 1-30 Laddered Treasury Portfolio Note 2G
PowerShares Build America Bond Portfolio Note 2G
PowerShares CEF Income Composite Portfolio Note 2G
PowerShares Chinese Yuan Dim Sum Bond Portfolio	Note 2G
PowerShares Convertible Securities Portfolio Note 2G
PowerShares Emerging Markets Sovereign Debt Note Portfolio Note 2G PowerShares Fundamental High Yield Corporate Bond Portfolio Note 2G PowerShares Fundamental Investment Grade Corporate Bond Portfolio Note 2G PowerShares Insured California Municipal Bond Portfolio Note 2G
PowerShares Insured National Municipal Bond Portfolio Note 2G
PowerShares Insured New York Municipal Bond Portfolio Note 2G
PowerShares International Corporate Bond Portfolio Note 2G
PowerShares Preferred Portfolio Note 2G
PowerShares VRDO Tax-Free Weekly Portfolio Note 2G
PowerShares DWA Developed Markets Technical Leaders Portfolio Note 2G PowerShares DWA Emerging Markets Technical Leaders Portfolio Note 2G PowerShares Emerging Markets Infrastructure Portfolio Note 2G
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio Note 2G
PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio Note 2G PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio Note 2G PowerShares FTSE RAFI Emerging Markets Portfolio Note 2G
PowerShares Global Agriculture Portfolio Note 2G
PowerShares Global Clean Energy Portfolio Note 2G
PowerShares Global Coal Portfolio Note 2G
PowerShares Global Gold and Precious Metals Portfolio Note 2G
PowerShares Global Nuclear Energy Portfolio Note 2G
PowerShares Global Steel Portfolio Note 2G
PowerShares Global Water Portfolio Note 2G
PowerShares Global Wind Energy Portfolio Note 2G
PowerShares MENA Frontier Countries Portfolio Note 2G
PowerShares S&P International Developed High Quality Portfolio Note 2G
PowerShares S&P 500 High Beta Portfolio	Note 2G	Portfolio Note 2G
PowerShares S&P Emerging Markets Low Volatility Note 2G
PowerShares S&P International Developed Low Volatility Note 2G
PowerShares KBW Bank Portfolio	Note 2H
PowerShares KBW Capital Markets Portfolio Note 2H
PowerShares KBW High Dividend Yield Financial Portfolio Note 2H
PowerShares KBW Insurance Portfolio Note 2H
PowerShares KBW International Financial Portfolio Note 2H
PowerShares KBW Premium Yield Equity REIT Portfolio Note 2H
PowerShares KBW Property & Casualty Insurance Portfolio Note 2H
PowerShares KBW Regional Banking Portfolio Note 2H
PowerShares DWA SmallCap Technical Leaders Portfolio Note 2G
PowerShares S&P SmallCap Consumer Discretionary Portfolio Note 2G PowerShares S&P SmallCap Consumer Staples Portfolio Note 2G
PowerShares S&P SmallCap Energy Portfolio Note 2G
PowerShares S&P SmallCap Financials Portfolio Note 2G
PowerShares S&P SmallCap Health Care Portfolio Note 2G
PowerShares S&P SmallCap Industrials Portfolio Note 2G
PowerShares S&P SmallCap Information Technology Portfolio Note 2G PowerShares S&P Small Cap Materials Portfolio Note 2G
PowerShares S&P SmallCap Utilities Portfolio Note 2G
PowerShares Ibbotson Alternative Completion Portfolio Note 2G
PowerShares RiverFront Tactical Balanced Growth Portfolio Note 2G PowerShares RiverFront Tactical Growth & Income Portfolio Note 2G PowerShares Senior Loan Portfolio Note 2I